Exhibit 3.42

ARTICLES OF ORGANIZATION
OF
NRS VENTURES, L.L.C.

        FIRST:    the name of the limited liability company (the "Company") is NRS VENTURES, L.L.C.

        SECOND:    The street address of the company's initial registered office, and the name of its initial registered agent at that office are Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, 421 West Main Street, Frankfort, Kentucky, 40601.

        THIRD:    The mailing address of the company's initial principal office is 4284 Juniper Drive, Kewadyn, Michigan 49648.

        FOURTH:    The company has at least two or more members.

        FIFTH:    The company is to be managed by a manager or managers.

        SIXTH:    The company is not to have a specific date of dissolution.

        SEVENTH:    The sole purpose of the company shall be to own, as a passive investment, one or more nursing homes in Kentucky, to be operated on a long term basis by one ore more third parties.

Signed on July 3, 1997.
/s/ NEIL R. SCHMEICHEL Neil R. Schmeichel, Organizer

CONSENT TO APPOINTMENT
BY REGISTERED AGENT

        Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, voluntarily consent to serve as the registered agent in the State of Kentucky for NRS Ventures, L.L.C.

Date this 7th day of July, 1997.
CORPORATION SERVICE COMPANY
/s/ PATRICIA COSENTINO Patricia Cosentino, Assistant Secretary

ARTICLES OF AMENDMENT
THE ARTICLES OF ORGANIZATION
OF
NRS VENTURES, L.L.C.

        Pursuant to.the provisions of Section 275.030 of the Kentucky Limited Liability Company Act, NRS Ventures, L.L.C., a Kentucky limited liability company (the "Company"), adopts the following Articles of Amendment to its Articles of Organization.

ARTICLE I

        The name of the Company is NRS Ventures, L.L.C.

ARTICLE II

        The Articles of Organization are hereby amended to delete in its entirety Article SEVENTH and to replace it with the following:

  "SEVENTH: The purpose of the company is to engage in any lawful act or activity for which limited liability companies may be organized under the Kentucky Limited Liability Company Act as presently in effect or as it may hereafter be amended."

ARTICLE III

        These Articles of Amendment to the Articles of Organization and each amendment effected hereby were duly adopted by the sole member of the Company by written consent dated February 19, 2002 in accordance with Chapter 275 of the Kentucky Limited Liability Company Act.

        [The Next Page is the Signature Page]

        Executed as of the 19th of February, 2002.

NRS VENTURES, L.L.C.
By:	Omega Healthcare Investors, Inc., a Maryland corporation
Title:	Sole Member and Sole Manager
By:	/s/ ROBERT O. STEPHENSON Name: Robert O. Stephenson Title: CFO

ARTICLE OF AMENDMENT
TO THE ARTICLES OF ORGANIZATION
OF
NRS VENTURES, L.L.C.

        Pursuant to the provisions of Section 275.030 of the Kentucky Limited Liability Company Act, NRS Ventures, L.L.C. (the "Company") adopts the following Articles of Amendment to its Articles of Organization:

          1.     The name of the company is NRS Ventures, L.L.C.

          2.     Article Fourth of the Articles of Organization is hereby amended to read in its entirety as follows:

            "The Company has at least one or more members."

          3.     The foregoing amendment to the Articles of Organization was adopted on June 13, 2003.

          4.     The foregoing amendment to the Articles of Organization was duly adopted by all members in accordance with Chapter 275 of the Kentucky Limited Liability Company Act, and as otherwise provided in the Operating Agreement of the Company.

        Executed on the 13th day of June, 2003.

NRS VENTURES, L.L.C.
Omega Healthcare Investors, Inc., a Maryland corporation, its sole member and sole manager
By:	/s/ DANIEL J. BOOTH Name: Daniel J. Booth Title: Chief Operating Officer

[COMMONWEALTH OF KENTUCKY LOGO]

JOHN Y. BROWN III
SECRETARY OF STATE

CERTIFICATE

        I, JOHN Y BROWN III, Secretary of State for the Commonwealth of Kentucky, do certify that the foregoing writing has been carefully compared by me with the original record thereof, now in my official custody as Secretary of State and remaining on file in my office, and found to be a true and correct copy of ARTICLES OF ORGANIZATION OF NRS VENTURES, L.L.C. FILED JULY 10, 1997;